Exhibit 99.1

Capricor Therapeutics Appoints Michael Kelliher to Board of Directors

SAN DIEGO, Calif., Sept. 6, 2023 (GLOBE NEWSWIRE) -- Capricor Therapeutics (NASDAQ: CAPR), a biotechnology company focused on the development of transformative cell and exosome-based therapeutics for the treatment and prevention of muscular and other select diseases, today announced that the Company has appointed Micheal Kelliher to its Board of Directors, effective immediately. Mr. Kelliher, Group Vice President of M&A and Business Development at Horizon Therapeutics, brings to Capricor extensive expertise in business development, strategy, finance and operational leadership across the life sciences industry.

"It is a pleasure to welcome Mike to our Board of Directors, who has an extraordinary biopharmaceutical expertise and a strong track record of enhancing success across key business functions,” said Linda Marbán, Ph.D., Capricor’s chief executive officer. “We remain focused on driving our late-stage clinical development program forward for CAP-1002 in Duchenne muscular dystrophy. As we near several pivotal milestones and deliver on the promise of our pipeline, we look forward to Mike’s leadership in driving strategic planning, business development and operational excellence.”

Mr. Kelliher added, "I am delighted to join Capricor as a member of its Board of Directors at this critical juncture in the Company’s growth. I look forward to applying my expertise across the organization, especially as it relates to business development, and working alongside the team as we deliver on our shared commitment to advance groundbreaking therapies with the potential to meaningfully impact the lives of patients and their families.”

Mr. Kelliher is an experienced business development and finance professional with expertise in corporate strategy, mergers and acquisitions, strategic partnerships and licensing, with a career spanning more than 20 years with leading biotechnology and global pharmaceutical companies. He currently serves as Group Vice President, M&A and Business Development, at Horizon Therapeutics, a publicly traded global biotechnology company focused on researching, developing and commercializing medicines for rare, autoimmune and severe inflammatory diseases. Mr. Kelliher joined Horizon in 2014 and led an aggressive growth and expansion agenda through acquisitions, development collaborations and other transactions. He was instrumental in transforming Horizon into a $28 billion innovation-driven biotech company.

Prior to his time at Horizon, from 2009 to 2014, Mr. Kelliher held progressive financial roles at Elan Corporation (now Perrigo Company), a leading global pharmaceutical company where he oversaw strategic partnerships and collaborations and advised its Board of Directors and senior leadership on investments, business development, product commercialization and asset monetization. Mr. Kelliher began his career in banking, public accounting and corporate finance and holds a Bachelor of Commerce degree from the University College Cork (Ireland). He is also an Associated Chartered Accountant.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a biotechnology company focused on the development of transformative cell and exosome-based therapeutics for the treatment and prevention of muscular and other select diseases. Capricor’s lead candidate, CAP-1002, is an allogeneic cardiac-derived cell therapy that is currently in late-stage clinical development for treating Duchenne muscular dystrophy. Further, Capricor has entered into a partnership for the exclusive commercialization and distribution of CAP-1002 for DMD in the United States and Japan with Nippon Shinyaku Co., Ltd. (U.S. subsidiary: NS Pharma, Inc.), subject to regulatory approval. Capricor is also developing its exosome technology as a next-generation therapeutic platform. Our proprietary StealthX™ exosome platform has potential for a broad range of new therapeutic applications in the field of vaccinology as well as targeted oligonucleotide, protein and small molecule therapeutics to treat or prevent a variety of diseases. For more information, visit capricor.com, and follow Capricor on Facebook, Instagram and Twitter.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor’s product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including the ability to obtain regulatory approvals or otherwise bring products to market; manufacturing capabilities; the ability to achieve product milestones and to receive milestone payments from commercial partners; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams and revenue projections; expectations with respect to the expected use of proceeds from the recently completed offerings and the anticipated effects of the offerings; and any other statements about Capricor’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor’s business is set forth in Capricor’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on March 17, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission on August 8, 2023. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 is an Investigational New Drug and is not approved for any indications. None of Capricor’s exosome-based candidates have been approved for clinical investigation.

For more information, please contact:

Capricor Media Contact:

Raquel Cona

KCSA Strategic Communications

rcona@kcsa.com

212.896.1204

Capricor Investor Contact:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

617.435.6602

Capricor Company Contact:

AJ Bergmann, Chief Financial Officer

abergmann@capricor.com

858.727.1755